Exhibit 10.9
Deed of Termination
by and among
Far East Energy Limited (the “Transferor”)
and
Fullfame Enterprises Limited (the “Transferee”)
and
MI Energy Corporation (the “Company”)
Date: 19 June 2008

Deed of Termination
Contents

Details	1

General Provisions	3

1. Termination of the Original Equity Transfer Agreement	3

1.1 Termination	3
1.2 Termination Effects	3

2. Notice	3

3. Costs	3

4. Miscellaneous	4

4.1 Entire Agreement	4
4.2 Further Assurance	4

5. Counterparts	4

6. Governing Law and Jurisdiction	4

6.1 Governing Law	4
6.2 Jurisdiction	4
6.3 Agent for Service of Process of the Transferee	4
6.4 Agent for Service of Process of the Company	5

Deed of Termination
Details

Parties hereto	Transferor, Transferee and the Company
Transferor	Name	Far East Energy Limited

	Place of Incorporation	Hong Kong Special Administrative Region, the People’s Republic of China

	Registered Address	Room 3506, 35/F, Tower 2, Lippo Centre, No. 89 Queensway, Hong Kong

	Correspondence Address	Room 406, Tower C, Grand Place, Asian Games Village, Chaoyang District, Beijing

	Fax	(010) 84891400

	Recipient	Xia Zhenzhou

Transferee	Name	Fullfame Enterprises Limited

	Place of Incorporation	British Virgin Islands

	Registered Address	P.O.Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands

	Correspondence Address	No. 259, Xining Street, Longshan District, Liaoyuan City, Jilin Province, China

	Fax	(0437) 3205007

	Recipient	Wang Hong

Company	Name	MI Energy Corporation

	Place of Incorporation	Cayman Islands

	Registered Address	P.O.Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands

	Correspondence Address	Room 406, Tower C, Grand Place, Asian Games Village, Chaoyang District, Beijing

	Fax	(010) 84891400

	Recipient	Xia Zhenzhou

Parties hereto	Transferor, Transferee and the Company
Recitals	A	The Transferor, the Transferee and the Company entered into the Equity Transfer Agreement (hereinafter referred to as the “Original Equity Transfer Agreement”) on 22 September 2005.

	B	The Transferor, the Transferee and the Company confirm that the closing has been made in accordance with the Original Equity Transfer Agreement and any party thereto shall have no liabilities and obligations to the other parties in respect of the Original Equity Transfer Agreement.

	C	The Transferor, the Transferee and the Company entered into the Termination Agreement for the Cooperation Contract on 19 June 2008 (which was signed by Wang Kaiyang on behalf of the Transferee), terminating the Cooperation Contract dated 30 June 2005 that was signed by the Transferor, the Transferee and the Company.

D	The Transferor and the Transferee entered into the Share Purchase Agreement on
19 June 2008 (which was signed by Wang Kaiyang on behalf of the Transferee), pursuant to which, Fullfame Enterprises Limited (the Transferee to this Deed of Termination) would sell to Far East Energy Limited (the Transferor to this Deed of Termination), and Far East Energy Limited (the Transferor to this Deed of Termination) would purchase from Fullfame Enterprises Limited (the Transferee to this Deed of Termination), all of its 8,500 ordinary shares.

	E	To avoid any dispute, the Transferor, the Transferee and the Company agree to terminate the Original Equity Transfer Agreement pursuant to the terms of this Deed.

Governing Law	Hong Kong

Date of this Deed	See the signature page

Deed of Termination
General Provisions
1.	TERMINATION OF THE ORIGINAL EQUITY TRANSFER AGREEMENT

1.1	Termination

The Transferor, the Transferee and the Company irrevocably and unconditionally agree to terminate the Original Equity Transfer Agreement. The parties hereto agree that this Deed shall become effective immediately from the closing date of the Original Equity Transfer Agreement (hereinafter referred to as the “Effective Date”).

1.2	Termination Effects

Since the Effective Date:
(a)	notwithstanding anything to the contrary contained in the Original Equity Transfer Agreement, all the rights, liabilities and obligations of the Transferor, the Transferee and the Company under the Original Equity Transfer Agreement shall be ceased to be effective and enforceable; and

(b)	the Transferor, the Transferee and the Company will unconditionally discharge and release all of their respective rights, liabilities and obligations under the Original Equity Transfer Agreement; and

(c)	the Original Equity Transfer Agreement shall be ceased to have any effect and become unenforceable; and

(d)	none of the Transferor, the Transferee and the Company shall make any further claims against the other parties in respect of the Original Equity Transfer Agreement, and all parties thereto agree to release and discharge any of their liabilities and obligations to the other parties under the Original Equity Transfer Agreement.
2.	NOTICE

Any notice to be given hereunder shall be in writing, and shall be deemed to have been given if it is sent by personal delivery or registered mail to the address set forth in the section headed “Details” of this Deed or such other address as notified by the relevant parties hereto or their representatives to the other parties hereto in writing. Any such notice shall be deemed to have been given (i) if delivered to the address of a party to which the notice shall be delivered, at the time of delivery; and (ii) if sent by post, on the second day after it is put into the post (which is not a Sunday or public holiday).

3.	COSTS

The parties hereto agree to pay any legal costs, other costs and expenses in relation to the negotiation, preparation, implementation and completion of this Deed and other related documents, respectively.

4.	MISCELLANEOUS

4.1	Entire Agreement

This Deed shall constitute the entire agreement between the parties hereto with respect to the subject matter of this Deed and supersede all previous agreements, understanding and discussions relating to the subject matter hereof.

4.2	Further Assurance

Each of the parties hereto agrees to do any act required by the other parties that is necessary or conducive to give full effect to the terms hereof or any transaction contemplated hereunder (for examples, the obtaining of approval, the execution and preparation of documents, and procuring such documents to be completed or signed).

5.	COUNTERPARTS

This Deed may be executed in any number of counterparts and by different parties hereto in separate counterparts, all of which together constitute one and the same instrument.

6.	GOVERNING LAW AND JURISDICTION

6.1	Governing Law

This Deed shall be governed and construed by the laws of the Hong Kong Special Administrative Region (hereinafter referred to as “Hong Kong”), the People’s Republic of China.

6.2	Jurisdiction

The parties hereto hereby undertake to submit to the non-exclusive jurisdiction of courts of Hong Kong.

6.3	Agent for Service of Process of the Transferee

The Transferee hereby irrevocably appoints Wu Wei of Room 901, 9/F, Capitol Centre, 5-19 Jardine’s Bazaar, Causeway Bay, Hong Kong as its agent to accept and receive any writs, summons, orders, rulings or other legal instruments in Hong Kong on its behalf. If, for any reasons, the above agent (or his successors) ceases to serve as the agent of the Transferee for such purposes, the Transferee shall appoint a successor and notify the other parties hereto as soon as possible, provided that the other parties hereto shall, for the purpose of this Article, have the right to deem the above agent (or his successors) to be the agent of the Transferee until they receive such notification. The Transferee agrees that any legal instrument to be given to it, when delivered to the address of such agent (or his successors) then in Hong Kong (whether or not notified to the Transferee by such agent (or his successors)), shall be deemed to have been duly served.

6.4	Agent for Service of Process of the Company

The Company hereby irrevocably appoints Law Debenture of Room 3105, Alexandra House, 18 Chater Road, Central, Hong Kong as its agent to accept and receive any writs, summons, orders, rulings or other legal instruments in Hong Kong on its behalf. If, for any reasons, the above agent (or his successors) ceases to serve as the agent of the Company for such purposes, the Company shall appoint a successor and notify the other parties hereto as soon as possible, provided that the other parties hereto shall, for the purpose of this Article, have the right to deem the above agent (or his successors) to be the agent of the Company until they receive such notification. The Company agrees that any legal instrument to be given to it, when delivered to the address of such agent (or his successors) then in Hong Kong (whether or not notified to the Company by such agent (or his successors)), shall be deemed to have been duly served.
Executed in the form of deed

Deed of Termination Signature Page Date: 19 June 2008

Signed and sealed by for and on the behalf of Far East Energy Limited as authorized representative in the presence of: [Signed] Signature of the witness [Signed] Name of the witness	) ) ) ) ) ) ) ) ) ) ) ) )	For and on behalf of
FAR EAST ENERGY LIMITED

                                          Authorized Signature(s)

                                           [Signed]

For the purpose of executing this Deed, the signatory undertakes that he has been duly authorized to sign this Deed on behalf of Far East Energy Limited.

Signed and sealed by for and on the behalf of Fullfame Enterprises Limited as authorized representative in the presence of: [Signed] Signature of the witness [Signed] Name of the witness	) ) ) ) ) ) ) ) ) ) ) ) )	For and on behalf of
FULLFAME ENTERPRISES LIMITED

                                          Authorized Signature(s)

                                           [Signed]

For the purpose of executing this Deed, the signatory undertakes that he has been duly authorized to sign this Deed on behalf of Fullfame Enterprises Limited.

Signed and sealed by for and on the behalf of MI Energy Corporation as authorized representative in the presence of: [Signed] Signature of the witness [Signed] Name of the witness	) ) ) ) ) ) ) ) ) ) ) ) ) )	[Signed] For the purpose of executing this Deed, the signatory undertakes that he has been duly authorized to sign this Deed on behalf of MI Energy Corporation.